Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)  [        ]

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 S. Flower Street 2nd Floor Los Angeles, California	90017-4104
(Address of principal executive offices)	(Zip code)

The Bank of New York Trust Company, N.A.

100 Ashford Center North, Suite 520

Atlanta, GA 30338

Attn: Stefan Victory

(770) 698-5184

(Name, address, and telephone number of agent for service)

FedEx Corporation

(Exact name of obligor as specified in its charter)

Delaware	62-1721435
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

942 South Shady Grove Road Memphis, TN	38120
(Address of principal executive offices)	(Zip code)

Federal Express Corporation (Exact name of obligor as specified in its charter)

Delaware	71-0427007
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

3610 Hacks Cross Road Memphis, TN	38125
(Address of principal executive offices)	(zip code)

Federal Express Europe, Inc. (Exact name of obligor as specified in its charter)

Delaware	62-1441419
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

3610 Hacks Cross Road Memphis, TN	38125
(Address of principal executive offices)	(zip code)

Federal Express Holdings, S.A. (Exact name of obligor as specified in its charter)

Delaware	62-1361344
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

3610 Hacks Cross Road Memphis, TN	38125
(Address of principal executive offices)	(zip code)

Federal Express International, Inc. (Exact name of obligor as specified in its charter)

Delaware	58-1689315
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

3610 Hacks Cross Road Memphis, TN	38125
(Address of principal executive offices)	(zip code)

FedEx Corporate Services, Inc. (Exact name of obligor as specified in its charter)

Delaware	62-1808017
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

942 South Shady Grove Road Memphis, TN	38120
(Address of principal executive offices)	(zip code)

FedEx Customer Information Services, Inc. (Exact name of obligor as specified in its charter)

Delaware	83-0454289
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

942 South Shady Grove Road Memphis, TN	38120
(Address of principal executive offices)	(zip code)

FedEx Freight Corporation (Exact name of obligor as specified in its charter)

Delaware	62-1835899
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1715 Aaron Brenner Drive, Suite 600 Memphis, TN	38120
(Address of principal executive offices)	(zip code)

FedEx Freight East, Inc. (Exact name of obligor as specified in its charter)

Arkansas	71-0562003
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2200 Forward Drive Harrison, AR	72601
(Address of principal executive offices)	(zip code)

FedEx Ground Package System, Inc. (Exact name of obligor as specified in its charter)

Delaware	34-1441019
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1000 FedEx Drive Moon Township, PA	15108
(Address of principal executive offices)	(zip code)

FedEx Kinko’s Office and Print Services, Inc. (Exact name of obligor as specified in its charter)

Delaware	77-0433330
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Three Galleria Tower 13155 Noel Road, Suite 1600 Dallas, TX	75240
(Address of principal executive offices)	(zip code)

Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	Atlanta, Georgia 30309

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Atlanta, and State of Georgia, on the 2nd day of August, 2006.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ Stefan Victory
Name: Stefan Victory
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business March 31, 2006, published in accordance with Federal regulatory authority instructions.

		Dollar Amounts in Thousands
ASSETS
Cash and balances due from
Depository institutions:
Non-interest-bearing balances and currency and coin		3,453
Interest-bearing balances		0
Securities:
Held-to-maturity securities		63
Available-for-sale securities		62,137
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		40,800
Securities purchased under agreements to resell		115,000
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading assets		0
Premises and fixed assets (including capitalized leases)		4,043
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Customers’ liability to this bank on acceptances outstanding		0
Intangible assets:
Goodwill		265,964
Other Intangible Assets		15,721
Other assets		37,548

Total Assets		$544,729

LIABILITIES
Deposits:
In domestic offices		1891
Non-interest-bearing	1891
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)		58,000
Not applicable
Bank’s liability on acceptances executed and outstanding		0
Subordinated notes and debentures		0
Other liabilities		73,236
Total liabilities		$133,127

Minority interest in consolidated subsidiaries		0

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		321,520
Retained earnings		89,351
Accumulated other comprehensive income		(269)
Other equity capital components		0
Total equity capital		411,602

Total liabilities, minority interest and equity capital		$544,729

I, William J. Winkelmann, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

William J. Winkelmann             )                 Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Michael K. Klugman )

Michael F. McFadden )                               Directors

Frank P. Sulzberger )